EXHIBIT INDEX



Exhibit No.                        Description

99.1 News Release dated February 26, 1999, announcing the stockholders' approval of the merger between Kerr-McGee and Oryx.

99.2 News Release dated February 26, 1999, announcing the election of five directors to the board of Kerr-McGee.